UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2023

ATLANTIC COASTAL ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Delaware	001-41224	87-1013956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 St Johns Lane, Floor 5 New York, NY	10013
(Address of principal executive offices)	(Zip Code)

(248) 890-7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Series A common stock, $0.0001 par value, and one-third of one redeemable warrant	ACABU	The Nasdaq Stock Market LLC
Shares of Series A common stock included as part of the units	ACAB	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one share of Series A common stock at an exercise price of $11.50	ACABW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 6, 2023, Iqbaljit Kahlon resigned from the Board of Directors (the “Board”), and all committees thereof, of Atlantic Coastal Acquisition Corp. II. (the “Company”). Mr. Kahlon’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. As a result of his resignation, Mr. Kahlon has forfeited the 50,000 shares of Series A common stock, par value $0.0001 per share (the “Series A Common Stock”) to Atlantic Coastal Acquisition Management II LLC, the Company’s sponsor (the “Sponsor”). Such shares of Series A Common Stock were previously awarded to Mr. Kahlon contingent on his continued service on the Board.

(d) On November 6, 2023, the Sponsor appointed Curtis Collar to the Board and the Audit Committee of the Board. The Company anticipates that the Sponsor will award 50,000 shares of Series A Common Stock to Mr. Collar as compensation for his services to the Company. All shares of Series A Common Stock held by the Sponsor, including the shares expected to be delivered to Mr. Collar, do not have redemption rights nor do they have any claim to the amounts held in the Company’s trust account in the event that the Company liquidates prior to consummating a business combination.

The selection of Mr. Collar was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Collar and any director or executive officer of the Company, and except as otherwise disclosed herein, there are no transactions between Mr. Collar and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

On November 6, 2023, the Company entered into an indemnity agreement (the “Indemnity Agreement”) with Mr. Collar, pursuant to which the Company has agreed to provide contractual indemnification against liabilities that may arise by reason of his respective service to the Company, in the form previously filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-261459) for its initial public offering, initially filed with the U.S. Securities and Exchange Commission on December 20, 2021 (as amended, the “Registration Statement”). The foregoing description of the Indemnity Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Indemnity Agreement, a copy of which is attached as Exhibit 10.6 to the Registration Statement and is incorporated herein by reference.

Mr. Collar, 39, has held many positions in the battery and electric vehicle technology space over the last 10 years including Global Electric Vehicle Technology leader roles at both DuPont and Sabic, in which he focused on incubating new technologies and positioning them for commercialization. Mr. Collar currently leads commercial operations at Nanotech Energy as the Chief Marketing and Sales Officer, where they are focusing on establishing next generation American battery manufacturing. The Company believes his history, which the Company believes is a testament to his long-term vision and analytical appreciation of sophisticated technologies and industries, makes him qualified to serve as a director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2023

ATLANTIC COASTAL ACQUISITION CORP. II

By:	/s/ Shahraab Ahmad
Shahraab Ahmad
Chief Executive Officer